Exhibit 99.2

Unaudited Quarterly Financial Statements

September 30, 2025

MR. COOPER GROUP INC.

QUARTERLY FINANCIAL STATEMENTS

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MR. COOPER GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(millions of dollars, except share data)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Cash and cash equivalents	$762	$753
Restricted cash	184	220
Mortgage servicing rights at fair value	11,604	11,736
Advances and other receivables, net of reserves of $123 and $112, respectively	1,005	1,345
Mortgage loans held for sale at fair value	2,726	2,211
Property and equipment, net of accumulated depreciation of $148 and $157, respectively	93	58
Deferred tax assets, net	94	230
Other assets	2,611	2,386
Total assets	$19,079	$18,939

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$4,907	$4,891
Advance, warehouse and MSR facilities, net	6,439	6,495
Payables and other liabilities	2,207	2,322
MSR related liabilities - nonrecourse at fair value	369	418
Total liabilities	13,922	14,126
Commitments and contingencies (Note 15)
Common stock at $0.01 par value - 300 million shares authorized, 93.2 million shares issued	1	1
Additional paid-in-capital	1,068	1,077
Retained earnings	5,305	4,971
Treasury shares at cost - 29.1 million and 29.6 million shares, respectively	(1,217)	(1,236)
Total stockholders’ equity	5,157	4,813
Total liabilities and stockholders’ equity	$19,079	$18,939

See accompanying Notes to the Condensed Consolidated Financial Statements (unaudited).

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MR. COOPER GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Service related, net	$383	$288	$1,295	$1,251
Net gain on mortgage loans held for sale	184	136	440	320
Total revenues	567	424	1,735	1,571
Expenses:
Salaries, wages and benefits	200	182	584	509
General and administrative	142	153	518	443
Total expenses	342	335	1,102	952
Interest income	232	227	638	574
Interest expense	(213)	(199)	(643)	(556)
Other expense, net	(2)	(5)	(14)	(16)
Total other income (expense), net	17	23	(19)	2
Income before income tax expense	242	112	614	621
Less: Income tax expense	62	32	148	156
Net income	$180	$80	$466	$465

Earnings per share
Basic	$2.81	$1.24	$7.29	$7.21
Diluted	$2.76	$1.22	$7.15	$7.06

See accompanying Notes to the Condensed Consolidated Financial Statements (unaudited).

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MR. COOPER GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(millions of dollars, except share data)

	Common Stock					Total
	Shares (in thousands)	Amount	Additional Paid-in Capital	Retained Earnings	Treasury Shares	Stockholders’ Equity
Balance at June 30, 2024	64,484	$1	$1,058	$4,687	$(1,152)	$4,594
Shares issued / (surrendered) under incentive compensation plan	11	—	(1)	—	—	(1)
Share-based compensation	—	—	11	—	—	11
Repurchase of common stock	(516)	—	—	—	(46)	(46)
Net income	—	—	—	80	—	80
Balance at September 30, 2024	63,979	$1	$1,068	$4,767	$(1,198)	$4,638

Balance at June 30, 2025	63,989	$1	$1,063	$5,257	$(1,222)	$5,099
Shares issued / (surrendered) under incentive compensation plan	120	—	(5)	—	5	—
Share-based compensation	—	—	10	—	—	10
Dividend to shareholders	—	—	—	(132)	—	(132)
Net income	—	—	—	180	—	180
Balance at September 30, 2025	64,109	$1	$1,068	$5,305	$(1,217)	$5,157

See accompanying Notes to the Condensed Consolidated Financial Statements (unaudited).

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MR. COOPER GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(millions of dollars, except share data)

	Common Stock					Total
	Shares (in thousands)	Amount	Additional Paid-in Capital	Retained Earnings	Treasury Shares	Stockholders’ Equity
Balance at January 1, 2024	64,599	$1	$1,087	$4,302	$(1,108)	$4,282
Shares issued / (surrendered) under incentive compensation plan	731	—	(47)	—	19	(28)
Share-based compensation	—	—	28	—	—	28
Repurchase of common stock	(1,351)	—	—	—	(109)	(109)
Net income	—	—	—	465	—	465
Balance at September 30, 2024	63,979	$1	$1,068	$4,767	$(1,198)	$4,638

Balance at January 1, 2025	63,581	$1	$1,077	$4,971	$(1,236)	$4,813
Shares issued / (surrendered) under incentive compensation plan	528	—	(45)	—	19	(26)
Share-based compensation	—	—	36	—	—	36
Dividend to shareholders	—	—	—	(132)	—	(132)
Net income	—	—	—	466	—	466
Balance at September 30, 2025	64,109	$1	$1,068	$5,305	$(1,217)	$5,157

See accompanying Notes to the Condensed Consolidated Financial Statements (unaudited).

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MR. COOPER GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(millions of dollars)

	Nine Months Ended September 30,
	2025	2024
Operating Activities
Net income	$466	$465
Adjustments to reconcile net income to net cash attributable to operating activities:
Deferred tax expense	136	156
Net gain on mortgage loans held for sale	(440)	(320)
Provision for servicing and non-servicing reserves	54	19
Fair value changes in mortgage servicing rights	1,194	694
Fair value changes in MSR related liabilities	(4)	26
Depreciation and amortization for property and equipment and intangible assets	40	25
Adjustment of bargain purchase gain	—	4
Gain on MSR hedging activities	(310)	(64)
Loss (gain) on MSR and excess yield sales	14	(10)
Other operating activities	80	70
Sales proceeds and loan payment proceeds for mortgage loans held for sale	29,504	13,862
Mortgage loans originated and purchased for sale, net of fees	(28,702)	(13,664)
Repurchases of loan assets out of Ginnie Mae securitizations	(1,273)	(1,171)
Changes in assets and liabilities:
Advances and other receivables	260	4
Other assets	279	178
Payables and other liabilities	(485)	(195)
Net cash attributable to operating activities	813	79

Investing Activities
Property and equipment additions, net of disposals	(52)	(27)
Purchase of mortgage servicing rights	(823)	(1,767)
Proceeds on sale of mortgage servicing rights and excess yield	348	317
Other investing activities	(45)	(20)
Net cash attributable to investing activities	(572)	(1,497)

Financing Activities
(Decrease) increase in advance, warehouse and MSR facilities	(54)	84
Settlements and repayment of excess spread financing	(45)	(49)
Issuance of unsecured senior notes	—	1,750
Repurchase of common stock	—	(109)
Dividend to shareholders	(128)	—
Other financing activities	(41)	(79)
Net cash attributable to financing activities	(268)	1,597
Net (decrease) increase in cash, cash equivalents, and restricted cash	(27)	179
Cash, cash equivalents, and restricted cash - beginning of period	973	740
Cash, cash equivalents, and restricted cash - end of period(1)	$946	$919

Supplemental Disclosures of Non-cash Investing Activities
Dividend to shareholders	$4	$—
Purchase of mortgage servicing rights holdback payable	$39	$10
Sale of mortgage servicing rights holdback receivable	$8	$5

(1)	The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the condensed consolidated balance sheets.

	September 30, 2025	September 30, 2024
Cash and cash equivalents	$762	$733
Restricted cash	184	186
Total cash, cash equivalents, and restricted cash	$946	$919

See accompanying Notes to the Condensed Consolidated Financial Statements (unaudited).

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MR COOPER GROUP INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(millions of dollars, except per share data, or unless otherwise stated)

1. Nature of Business and Basis of Presentation

Nature of Business

Mr. Cooper Group Inc., collectively with its consolidated subsidiaries, (“Mr. Cooper,” the “Company,” “we,” “us” or “our”) provides servicing, origination and transaction-based services related to single family residences throughout the United States with operations under its primary brands: Mr. Cooper®, Xome® and Rushmore Servicing®. Mr. Cooper is the largest home loan servicers and a major mortgage originator in the country focused on delivering a variety of servicing and lending products, services and technologies.

Basis of Presentation

The interim condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, the financial statements do not include all of the information and footnotes required by GAAP for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2024.

The interim condensed consolidated financial statements are unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring items, considered necessary for a fair presentation of the results of the interim periods have been included. Dollar amounts are reported in millions, except per share data and other key metrics, unless otherwise noted.

Basis of Consolidation

The condensed consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, other entities in which the Company has a controlling financial interest and those variable interest entities (“VIE”) where the Company’s wholly-owned subsidiaries are the primary beneficiaries. Assets and liabilities of VIEs and their respective results of operations are consolidated from the date that the Company became the primary beneficiary through the date the Company ceases to be the primary beneficiary. The Company applies the equity method of accounting to investments where it is able to exercise significant influence, but not control, over the policies and procedures of the entity and owns less than 50% of the voting interests. Investments in certain companies over which the Company does not exert significant influence are recorded at fair value, or at cost upon election of measurement alternative, at the end of each reporting period. Intercompany balances and transactions on consolidated entities have been eliminated.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from these estimates, and such differences could be material, due to factors such as adverse changes in the economy, changes in interest rates, secondary market pricing for loans held for sale and derivatives, strength of underwriting and servicing practices, changes in prepayment assumptions, declines in home prices or discrete events adversely affecting specific customers.

Recent Accounting Guidance Adopted

The Company did not adopt any accounting guidance during the nine months ended September 30, 2025 that had a material impact on its condensed consolidated financial statements or disclosures.

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2. Acquisitions

Acquisition of Certain Mortgage Operations of Flagstar Bank, N.A.

On July 24, 2024, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) and an Agreement for the Bulk Purchase and Sale of Mortgage Servicing Rights (the “MSR Purchase Agreement”) with Flagstar Bank, N.A. (“Flagstar”) in contemplation of one another (collectively “the Flagstar Transaction”). Per the Asset Purchase Agreement, the Company agreed to purchase certain MSRs held by Flagstar. The Flagstar transaction closed in the fourth quarter of 2024 for total considerations of approximately $1.3 billion in cash, funded through available cash and drawdowns of existing MSR lines. The acquired assets primarily consist of approximately $1.2 billion of MSRs and related advances, and $101 of client relationship intangibles associated with subservicing contracts. The Company accounted for the transaction as an asset acquisition in accordance with Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”), whereby the purchase price was allocated to net assets based on their relative fair values.

3. Mortgage Servicing Rights and Related Liabilities

The following table sets forth the carrying value of the Company’s MSR and the related liabilities. In estimating the fair value of all MSRs and related liabilities, the impact of the current environment was considered in the determination of key assumptions.

MSRs and Related Liabilities	September 30, 2025	December 31, 2024
MSRs at fair value	$11,604	$11,736

Excess spread financing at fair value	$346	$386
Mortgage servicing rights financing at fair value	23	32
MSR related liabilities - nonrecourse at fair value	$369	$418

Mortgage Servicing Rights

The following table sets forth the activities of MSRs:

	Nine Months Ended September 30,
MSRs - Fair Value	2025	2024
Balance - beginning of period	$11,736	$9,090
Additions:
Servicing retained from mortgage loans sold	596	267
Purchases and acquisitions of servicing rights	789	1,640
Dispositions:
Sales of servicing assets and excess yield	(350)	(297)
Changes in fair value:
Changes in valuation inputs or assumptions used in the valuation model (MSR MTM)	(374)	(44)
Changes in valuation due to amortization	(820)	(650)
Other changes(1)	27	29
Balance - end of period	$11,604	$10,035

(1)	Amounts primarily represent negative fair values reclassified from the MSR asset to reserves as underlying loans are removed from the MSR and other reclassification adjustments.

During the nine months ended September 30, 2025 and 2024, the Company sold $14,059 and $7,716 in unpaid principal balance (“UPB”) of MSRs, of which $13,234 and $7,319 were retained by the Company as subservicer, respectively.

During the nine months ended September 30, 2025 and 2024, certain agencies entered into agreements with the Company to purchase excess servicing cash flows (“excess yield”) on certain agency loans with a total UPB of approximately $20,562 and $27,841 for proceeds of $138 and $226, respectively. During the nine months ended September 30, 2025 and 2024, the Company recorded a loss of $10 and a gain of $27, respectively, through the mark-to-market adjustments within “revenues - service related, net” in the condensed consolidated statements of operations.

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MSRs are segregated between investor type into agency and non-agency pools (referred to herein as “investor pools”) based upon contractual servicing agreements with investors at the respective balance sheet date to evaluate the MSR portfolio and fair value of the portfolio. Agency investors consist of Government National Mortgage Association (“Ginnie Mae” or “GNMA”) and the GSEs, Federal National Mortgage Association (“Fannie Mae” or “FNMA”) and Federal Home Loan Mortgage Corp (“Freddie Mac” or “FHLMC”). Non-agency investors consist of investors in private-label securitizations.

The following table provides a breakdown of UPB and fair value for the Company’s MSRs:

	September 30, 2025		December 31, 2024
MSRs - UPB and Fair Value Breakdown by Investor Pools	UPB	Fair Value	UPB	Fair Value
Agency	$717,780	$11,319	$710,997	$11,397
Non-agency	28,192	285	25,074	339
Total	$745,972	$11,604	$736,071	$11,736

Refer to Note 13, Fair Value Measurements, for further discussion on key weighted-average inputs and assumptions used in estimating the fair value of MSRs.

The following table shows the hypothetical effect on the fair value of the Company’s MSRs when applying certain unfavorable variations of key assumptions to these assets for the dates indicated:

	Option Adjusted Spread		Total Prepayment Speeds		Cost to Service per Loan
MSRs - Hypothetical Sensitivities	100 bps Adverse Change	200 bps Adverse Change	10% Adverse Change	20% Adverse Change	10% Adverse Change	20% Adverse Change
September 30, 2025
Mortgage servicing rights	$(448)	$(862)	$(329)	$(634)	$(77)	$(155)

December 31, 2024
Mortgage servicing rights	$(470)	$(904)	$(308)	$(597)	$(84)	$(169)

These hypothetical sensitivities should be evaluated with care. The effect on fair value of an adverse change in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes in one factor may lead to changes in other factors, which could impact the above hypothetical effects.

Excess Spread Financing - Fair Value

The Company had excess spread financing liability of $346 and $386, related to the UPB of $61,394 and $66,519 as of September 30, 2025 and December 31, 2024, respectively. Refer to Note 13, Fair Value Measurements, for key weighted-average inputs and assumptions used in the valuation of excess spread financing liability.

The following table shows the hypothetical effect on the Company’s excess spread financing fair value when applying certain unfavorable variations of key assumptions to these liabilities for the dates indicated:

	Option Adjusted Spread		Prepayment Speeds
Excess Spread Financing - Hypothetical Sensitivities	100 bps Adverse Change	200 bps Adverse Change	10% Adverse Change	20% Adverse Change
September 30, 2025
Excess spread financing	$12	$24	$8	$16

December 31, 2024
Excess spread financing	$13	$28	$8	$17

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These hypothetical sensitivities should be evaluated with care. The effect on fair value of an adverse change in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes in one factor may lead to changes in other factors, which could impact the above hypothetical effects. Also, a positive change in the above assumptions would not necessarily correlate with the corresponding decrease in the net carrying amount of the excess spread financing. Excess spread financing’s cash flow assumptions that are utilized in determining fair value are based on the related cash flow assumptions used in the financed MSRs. Any fair value change recognized in the financed MSRs attributable to related cash flows assumptions would inherently have an inverse impact on the carrying amount of the related excess spread financing.

Mortgage Servicing Rights Financing - Fair Value

The Company had MSR financing liability of $23 and $32 as of September 30, 2025 and December 31, 2024. Refer to Note 13, Fair Value Measurements, for key weighted-average inputs and assumptions used in the valuation of the MSR financing liability.

Revenues - Service related, net

The following table sets forth the items comprising total “revenues - service related, net”:

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues - Service related, net	2025	2024	2025	2024
Contractually specified servicing fees(1)	$609	$556	1,840	1,617
Other service-related income(1)	26	18	80	56
Incentive and modification income(1)	17	16	64	50
Servicing late fees(1)	40	33	116	94
Mark-to-market adjustments - Servicing
MSR MTM	(164)	(388)	(374)	(44)
Gain on MSR hedging activities	130	289	310	64
Loss (gain) on MSR and excess yield sales	(2)	(1)	(14)	10
Reclassifications to reserve provision(2)	(7)	(5)	(23)	(17)
Excess spread / MSR financing MTM	(4)	(20)	4	(26)
Total mark-to-market adjustments - Servicing	(47)	(125)	(97)	(13)
Amortization, net of accretion
MSR amortization	(302)	(245)	(820)	(650)
Excess spread accretion	9	10	26	28
Total amortization, net of accretion	(293)	(235)	(794)	(622)
Originations service related fees(3)	33	24	89	59
Corporate/Xome service related fees	16	18	49	60
Other(4)	(18)	(17)	(52)	(50)
Total revenues - Service related, net	$383	$288	$1,295	$1,251

(1)	Amounts include subservicing related revenues. Amounts also include servicing fees from loans sold with servicing retained of $214 and $189 for the three months ended September 30, 2025 and 2024, respectively and $625 and $563 for the nine months ended September 30, 2025 and 2024, respectively.
(2)	Reclassifications to reserve provision include the impact of negative modeled cash flows which have been transferred to reserves on advances and other receivables. The negative modeled cash flows relate to advances and other receivables associated with inactive and liquidated loans that are no longer part of the MSR portfolio.
(3)	Amounts include fees collected from customers for originated loans and from other lenders for loans purchased through the correspondent channel, and include loan application, underwriting, and other similar fees.
(4)	Other represents the excess servicing fee that the Company pays to the counterparties under the excess spread financing arrangements, portfolio runoff and the payments made associated with MSR financing arrangements.

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4. Advances and Other Receivables

Advances and other receivables, net, consists of the following:

Advances and Other Receivables, Net	September 30, 2025	December 31, 2024
Servicing advances, net of $5 and $6 purchase discount, respectively	$1,089	$1,410
Receivables from agencies, investors and prior servicers	39	47
Reserves	(123)	(112)
Total advances and other receivables, net	$1,005	$1,345

The following table sets forth the activities of the servicing reserves for advances and other receivables:

	Three Months Ended September 30,		Nine Months Ended September 30,
Reserves for Advances and Other Receivables	2025	2024	2025	2024
Balance - beginning of period	$116	$149	$112	$170
Provision(1)	18	8	54	19
Reclassifications(2)	1	6	(4)	23
Write-offs(3)	(12)	(48)	(39)	(97)
Balance - end of period	$123	$115	$123	$115

(1)	The Company recorded a provision of $7 and $5 through the MTM adjustments in “revenues - service related, net” in the condensed consolidated statements of operations during the three months ended September 30, 2025 and 2024, respectively, and a provision of $23 and $17 during the nine months ended September 30, 2025 and 2024, respectively.
(2)	Reclassifications represent required reserves provisioned within other balance sheet accounts as associated serviced loans become inactive or liquidate.
(3)	Write-offs represent balances removed from the servicing platform during the respective periods, including fully reserved balances related to third-party settlements where further loss recovery of prior servicer errors is limited.

Purchase Discount for Advances and Other Receivables

Purchase discounts for servicing advances was $5 and $7 as of September 30, 2025 and 2024, respectively. There was immaterial utilization of purchase discounts during the three and nine months ended September 30, 2025. During the three and nine months ended September 30, 2024, the Company utilized $5 and $6 of the purchase discounts, respectively.

Credit Loss for Advances and Other Receivables

The following table sets forth the activities of the CECL allowance for advances and other receivables:

	Three Months Ended September 30,		Nine Months Ended September 30,
CECL Allowance for Advances and Other Receivables	2025	2024	2025	2024
Balance - beginning of period	$11	$19	$13	$35
Provision	1	1	—	4
Write-offs(1)	(4)	(2)	(5)	(21)
Balance - end of period(2)	$8	$18	$8	$18

(1)	Write-offs represent balances removed from the servicing platform during the respective periods, including fully reserved balances related to third-party settlements where further loss recovery of prior servicer errors is limited.
(2)	Amounts were included in reserves.

The Company determined that the credit-related risk associated with applicable financial instruments typically increases with the passage of time. The CECL reserve methodology considers these financial instruments collectible to a point in time of 39 months. Any projected remaining balance at the end of the collection period is considered a loss and factors into the overall CECL loss rate required.

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5. Mortgage Loans Held for Sale

Mortgage loans held for sale are recorded at fair value as set forth below:

Mortgage Loans Held for Sale	September 30, 2025	December 31, 2024
Mortgage loans held for sale – UPB	$2,654	$2,187
Mark-to-market adjustment(1)	72	24
Total mortgage loans held for sale	$2,726	$2,211

(1)	The mark-to-market adjustment includes net change in unrealized gain/loss, premium on correspondent loans and certain fees on direct-to-consumer loans. The mark-to-market adjustment is recorded in “revenues - net gain on mortgage loans held for sale” in the condensed consolidated statements of operations.

The following table sets forth the activities of mortgage loans held for sale:

	Nine Months Ended September 30,
Mortgage Loans Held for Sale	2025	2024
Balance - beginning of period	$2,211	$927
Loans sold (at carrying value) and loan payments received	(29,497)	(13,821)
Mortgage loans originated and purchased, net of fees	28,702	13,664
Repurchase of loans out of Ginnie Mae securitizations(1)	1,273	1,171
Net change in unrealized gain on retained loans held for sale	41	23
Net transfers of mortgage loans held for sale(2)	(4)	(2)
Balance - end of period	$2,726	$1,962

(1)	The Company has the optional right to repurchase any individual loan in a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. The majority of Ginnie Mae repurchased loans are required to be repurchased in connection with loan modifications and loan resolution activity, with the intent to re-pool into new Ginnie Mae securitizations upon re-performance of the loan or to otherwise sell to third-party investors. Therefore, these loans are classified as held for sale.
(2)	Amounts reflect transfers to other assets for loans transitioning into REO status and transfers to advances and other receivables, net, for claims made on certain government insurance mortgage loans. Transfers out are net of transfers in upon receipt of proceeds from an REO sale or claim filing.

For the nine months ended September 30, 2025 and 2024, the Company recorded a total realized gain of $7 and $41 from total sales proceeds of $29,635 and $13,896, respectively, on the sale of mortgage loans held for sale.

The total UPB and fair value of mortgage loans held for sale on non-accrual status was as follows:

	September 30, 2025		December 31, 2024
Mortgage Loans Held for Sale	UPB	Fair Value	UPB	Fair Value
Non-accrual(1)	$62	$53	$47	$38

(1)	Non-accrual UPB includes $55 and $38 of UPB related to Ginnie Mae repurchased loans as of September 30, 2025 and December 31, 2024, respectively.

The total UPB of mortgage loans held for sale for which the Company has begun formal foreclosure proceedings was $39 and $22 as of September 30, 2025 and December 31, 2024, respectively.

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6. Loans Subject to Repurchase from Ginnie Mae

Loans are sold to Ginnie Mae in conjunction with the issuance of mortgage-backed securities. The Company, as the issuer of the mortgage-backed securities, has the unilateral right to repurchase any individual loan in a Ginnie Mae securitization pool if that loan meets certain criteria, including payments not being received from customers for greater than 90 days. Once the Company has the unilateral right to repurchase a delinquent loan, it has effectively regained control over the loan and recognizes these rights to the loan on its condensed consolidated balance sheets and establishes a corresponding repurchase liability regardless of the Company’s intention to repurchase the loan. The Company had loans subject to repurchase from Ginnie Mae of $1,423 and $1,176 as of September 30, 2025 and December 31, 2024, respectively, which are included in both “other assets” and “payables and other liabilities” in the condensed consolidated balance sheets.

7. Goodwill and Intangible Assets

The Company had goodwill of $141 as of September 30, 2025 and December 31, 2024, and intangible assets of $95 and $119 as of September 30, 2025 and December 31, 2024, respectively. Goodwill and intangible assets are included in “other assets” within the condensed consolidated balance sheets.

8. Derivative Financial Instruments

Derivative instruments are used as part of the overall strategy to manage exposure to interest rate risks related to mortgage loans held for sale and IRLCs (“the pipeline”) and the MSR portfolio. The Company economically hedges the pipeline separately from the MSR portfolio primarily using third-party derivative instruments. Such derivative instruments utilized by the Company include IRLCs, loan purchase commitments (“LPCs”), forward MBS and Treasury futures. The changes in value on the derivative instruments associated with pipeline hedging are recorded in earnings as a component of “revenues - net gain on mortgage loans held for sale” on the condensed consolidated statements of operations and condensed consolidated statements of cash flows, while changes in the value of derivative instruments associated with the MSR portfolio fair value are recorded in “revenues - service related, net” on the condensed consolidated statements of operations and in “loss (gain) on MSR hedging activities” on the condensed consolidated statements of cash flows.

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The following tables provide the outstanding notional balances, fair values of outstanding positions and recorded gains/(losses) for the derivative financial instruments. Gains/(losses) include both realized and unrealized gains/(losses) of each derivative financial instrument.

		September 30, 2025		Nine Months Ended September 30, 2025
Derivative Financial Instruments	Expiration Dates	Outstanding Notional	Fair Value	Gain/(Loss)
Assets
Mortgage loans held for sale
Loan sale commitments	2025	$1,006	$14	$1
Derivative financial instruments
Treasury futures	2025	$4,572	$53	$114
IRLCs	2025	1,735	48	26
Forward MBS trades	2025	3,118	10	370
LPCs	2025	895	5	—
Total derivative financial instruments - assets		$10,320	$116	$510
Liabilities
Derivative financial instruments
Forward MBS trades	2025	$13,028	$64	$(255)
Treasury futures	2025	590	5	(5)
LPCs	2025	620	2	5
IRLCs	2025	67	—	—
Total derivative financial instruments - liabilities		$14,305	$71	$(255)

		September 30, 2024		Nine Months Ended September 30, 2024
Derivative Financial Instruments	Expiration Dates	Outstanding Notional	Fair Value	Gain/(Loss)
Assets
Mortgage loans held for sale
Loan sale commitments	2024	$992	$27	$16
Derivative financial instruments
IRLCs	2024	$1,464	$41	$21
Treasury futures	2024	4,272	16	113
Forward MBS trades	2024	2,152	7	156
LPCs	2024	558	3	—
Total derivative financial instruments - assets		$8,446	$67	$290
Liabilities
Derivative financial instruments
Forward MBS trades	2024	$9,633	$44	$(237)
LPCs	2024	571	3	(2)
IRLCs	2024	49	—	—
Total derivative financial instruments - liabilities		$10,253	$47	$(239)

As of September 30, 2025, the Company held $132 in collateral deposits on derivative instruments. As of December 31, 2024 the Company held $216 and $3 in collateral deposits and collateral obligations on derivative instruments, respectively. Collateral deposits and collateral obligations are recorded in “other assets” and “payables and other liabilities,” respectively, in the condensed consolidated balance sheets. The Company does not offset fair value amounts recognized for derivative instruments with amounts collected or deposited on derivative instruments in the condensed consolidated balance sheets.

15

9. Indebtedness

Advance, Warehouse and MSR Facilities

				September 30, 2025		December 31, 2024
	Maturity Date	Collateral	Capacity Amount	Outstanding	Collateral Pledged	Outstanding	Collateral Pledged
Advance Facilities
$500 advance facility(1)	Jul 2027	Servicing advance receivables	$500	$242	$351	$285	$394
$500 advance facility	Aug 2027	Servicing advance receivables	500	248	279	423	475
$350 advance facility	Oct 2026	Servicing advance receivables	350	99	125	119	151
$30 advance facility(2)	Jul 2026	Servicing advance receivables	30	20	33	22	40
Advance facilities principal amount				609	788	849	1,060

Warehouse Facilities
$1,500 warehouse facility	Jun 2026	Mortgage loans or MBS	1,500	47	46	68	71
$1,200 warehouse facility(3)	Sep 2027	Mortgage loans or MBS	1,200	258	295	131	148
$1,000 warehouse facility	Oct 2026	Mortgage loans or MBS	1,000	735	772	489	530
$750 warehouse facility	Mar 2027	Mortgage loans or MBS	750	351	382	112	140
$600 warehouse facility	Dec 2025	Mortgage loans or MBS	600	308	314	368	381
$500 warehouse facility	Nov 2025	Mortgage loans or MBS	500	417	433	247	256
$500 warehouse facility	Jun 2026	Mortgage loans or MBS	500	75	81	90	99
$300 warehouse facility	Jun 2026	Mortgage loans or MBS	300	97	99	—	—
$250 warehouse facility	Jul 2026	Mortgage loans or MBS	500	154	166	238	253
$200 warehouse facility	Dec 2026	Mortgage loans or MBS	200	—	—	112	123
$200 warehouse facility(4)	Apr 2025	Mortgage loans or MBS	200	—	—	—	—
$200 warehouse facility (2)	Jul 2026	Mortgage loans or MBS	200	48	49	105	105
$100 warehouse facility	Apr 2026	Mortgage loans or MBS	100	—	—	—	—
$100 warehouse facility	Apr 2026	Mortgage loans or MBS	100	22	25	56	62
$1 warehouse facility(5)	Dec 2025	Mortgage loans or MBS	1	—	—	—	—
Warehouse facilities principal amount				2,512	2,662	2,016	2,168

MSR Facilities
$1,750 warehouse facility	Apr 2027	MSR	1,750	800	2,474	950	2,669
$1,500 warehouse facility(1)	Jul 2027	MSR	1,500	475	2,720	475	2,607
$950 warehouse facility(3)	Sep 2027	MSR	950	360	1,552	550	1,711
$950 warehouse facility	Jul 2027	MSR	950	500	974	670	1,066
$500 warehouse facility	Jun 2027	MSR	500	250	472	250	519
$500 warehouse facility	Apr 2027	MSR	500	300	704	250	781
$500 warehouse facility	Jun 2027	MSR	500	150	820	150	726
$500 warehouse facility	Jul 2027	MSR	500	330	590	330	629
$300 warehouse facility	Jun 2027	MSR	300	150	350	—	—
$50 warehouse facility	Nov 2026	MSR	50	25	117	25	80
MSR facilities principal amount				3,340	10,773	3,650	10,788

Advance, warehouse and MSR facilities principal amount				6,461	$14,223	6,515	$14,016
Unamortized debt issuance costs				(22)		(20)
Advance, warehouse and MSR facilities, net				$6,439		$6,495

(1)	Total capacity for this facility is $2,000, of which $500 is internally allocated for advance financing and $1,500 is internally allocated for MSR financing; capacity is fully fungible and is not restricted by these allocations.
(2)	Total capacity for this facility is $200, of which $30 is a sublimit for advance financing.
(3)	The capacity for this facility is $1,200, of which $950 is a sublimit for MSR financing.
(4)	This facility was terminated in April 2025.
(5)	This facility was under an entity that was sold in July 2025.

16

The weighted average interest rate for advance facilities was 6.7% and 7.4% for the three months ended September 30, 2025 and 2024, respectively, and 6.8% and 7.6% for the nine months ended September 30, 2025 and 2024, respectively. The weighted average interest rate for warehouse and MSR facilities was 6.1% and 7.6% for the three months ended September 30, 2025 and 2024, respectively, and 6.3% and 7.8% for the nine months ended September 30, 2025 and 2024, respectively.

Unsecured Senior Notes

Unsecured senior notes consist of the following:

Unsecured Senior Notes	September 30, 2025	December 31, 2024
$1,000 face value, 7.125% interest rate payable semi-annually, due February 2032(1)	$1,000	$1,000
$850 face value, 5.500% interest rate payable semi-annually, due August 2028	850	850
$750 face value, 6.500% interest rate payable semi-annually, due August 2029(2)	750	750
$650 face value, 5.125% interest rate payable semi-annually, due December 2030	650	650
$600 face value, 6.000% interest rate payable semi-annually, due January 2027	600	600
$600 face value, 5.750% interest rate payable semi-annually, due November 2031	600	600
$550 face value, 5.000% interest rate payable semi-annually, due February 2026	500	500
Unsecured senior notes principal amount	4,950	4,950
Purchase discount and unamortized debt issuance costs	(43)	(59)
Unsecured senior notes, net	$4,907	$4,891

(1)	In February 2024, the Company completed the offering of $1,000 unsecured senior notes due 2032 (the “2032 Notes”) and used the net proceeds from the offering to repay a portion of the amounts outstanding on its MSR facilities.
(2)	In August 2024, the Company completed the offering of $750 unsecured senior notes due 2029 (the “2029 Notes”) and used the net proceeds from the offering to repay a portion of the amounts outstanding on its MSR facilities.

The ratios included in the indentures for the unsecured senior notes are incurrence-based compared to the customary ratio covenants that are often found in credit agreements that require a company to maintain a certain ratio. The incurrence-based covenants limit the issuer(s) and restricted subsidiaries ability to incur additional indebtedness, pay dividends, make certain investments, create liens, consolidate, merge or sell substantially all of their assets or enter into certain transactions with affiliates. The indentures contain certain events of default, including (subject, in some cases, to customary cure periods and materiality thresholds) defaults based on (i) the failure to make payments under the applicable indenture when due, (ii) breach of covenants, (iii) cross-defaults to certain other indebtedness, (iv) certain bankruptcy or insolvency events, (v) material judgments and (vi) invalidity of material guarantees.

The indentures provide that on or before certain fixed dates, the Company may redeem up to 40% of the aggregate principal amount of the unsecured senior notes with the net proceeds of certain equity offerings at fixed redemption prices, plus accrued and unpaid interest, to the redemption dates, subject to compliance with certain conditions. In addition, the Company may redeem all or a portion of the unsecured senior notes at any time on or after certain fixed dates at the applicable redemption prices set forth in the indentures plus accrued and unpaid interest, to the redemption dates. No notes were repurchased or redeemed during the nine months ended September 30, 2025 and 2024.

As of September 30, 2025, the expected maturities of the Company’s unsecured senior notes based on contractual maturities are as follows:

Year Ending December 31,	Amount
2025	$—
2026	500
2027	600
2028	850
2029	750
Thereafter	2,250
Total unsecured senior notes principal amount	$4,950

17

Financial Covenants

The Company’s credit facilities contain various financial covenants which primarily relate to required tangible net worth amounts, liquidity reserves, leverage requirements, and profitability requirements, which are measured at Nationstar Mortgage LLC, the Company’s operating subsidiary. The Company was in compliance with its required financial covenants as of September 30, 2025.

10. Securitizations and Financings

Variable Interest Entities

In the normal course of business, the Company enters into various types of on- and off-balance sheet transactions with special purpose entities (“SPEs”) determined to be VIEs, which primarily consist of securitization trusts established for a limited purpose. Generally, these SPEs are formed for the purpose of securitization transactions in which the Company transfers assets to an SPE, which then issues to investors various forms of debt obligations supported by those assets.

The Company has determined that the SPEs created in connection with certain advance facilities trusts should be consolidated as the Company is the primary beneficiary of each of these entities.

A summary of the assets and liabilities of the Company’s transactions with VIEs included in the Company’s condensed consolidated balance sheets is presented below:

	September 30, 2025	December 31, 2024
Consolidated Transactions with VIEs	Transfers Accounted for as Secured Borrowings	Transfers Accounted for as Secured Borrowings
Assets
Restricted cash	$153	$188
Advances and other receivables, net	755	1,020
Total assets	$908	$1,208

Liabilities
Advance facilities, net(1)	$586	$824
Warehouse facilities, net(1)	609	—
MSR facilities, net(1)	468	469
Payables and other liabilities	3	3
Total liabilities	$1,666	$1,296

(1)	Refer to Note 9, Indebtedness, for additional information.

The following table shows a summary of the outstanding collateral and certificate balances for securitization trusts for which the Company was the transferor, including any retained beneficial interests and MSRs, that were not consolidated by the Company:

Unconsolidated Securitization Trusts	September 30, 2025	December 31, 2024
Total collateral balances - UPB	$735	$798
Total certificate balances	$727	$773

The Company has not retained any variable interests in the unconsolidated securitization trusts that were outstanding as of September 30, 2025 and December 31, 2024. Therefore, it does not have a significant exposure to loss related to these unconsolidated VIEs.

A summary of mortgage loans transferred by the Company to unconsolidated securitization trusts that are 60 days or more past due are presented below:

Principal Amount of Transferred Loans 60 Days or More Past Due	September 30, 2025	December 31, 2024
Unconsolidated securitization trusts	$72	$81

18

11. Earnings Per Share

Basic earnings per share of common stock is computed by dividing net income by the weighted average number of common stock outstanding during the period. Diluted earnings per share of common stock is computed by dividing net income by the sum of the weighted average number of shares of common stock and any dilutive securities outstanding during the period. The Company’s potentially dilutive securities are share-based awards. The Company applies the treasury stock method to determine the dilutive weighted average number of shares of common stock outstanding based on the outstanding share-based awards. As of September 30, 2025 and December 31, 2024, the Company had 10 million preferred shares authorized at par value of $0.00001 per share, with zero shares issued and outstanding and aggregate liquidation preference of zero dollars.

During the three months ended September 30, 2025, the Company’s Board of Directors declared a dividend to the holders of common stock and unvested restricted stock units of Mr. Cooper, consisting of $2.00 in cash per share, for a total of $132. The close of business on September 29, 2025 was fixed as the record date for determining the holders of Mr. Cooper common stock and unvested restricted stock units entitled to receive the dividend.

The following table sets forth the computation of basic and diluted net income per common share (amounts in millions, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
Computation of Earnings Per Share	2025	2024	2025	2024
Net income	$180	$80	$466	$465

Weighted average shares of common stock outstanding (in thousands):
Basic	63,995	64,272	63,900	64,503
Dilutive effect of stock awards	1,258	1,240	1,241	1,356
Diluted	65,253	65,512	65,141	65,859

Earnings per common share
Basic	$2.81	$1.24	$7.29	$7.21
Diluted	$2.76	$1.22	$7.15	$7.06

12. Income Taxes

The effective tax rate for operations was 25.6% and 24.1% for the three and nine months ended September 30, 2025, and 29.1% and 25.2% for the three and nine months ended September 30, 2024, respectively. The effective tax rates differed from the statutory federal rate of 21% primarily due to state tax benefits and nondeductible executive compensation.

The change in effective tax rate during the three and nine months ended September 30, 2025, as compared to 2024, is primarily attributable to the quarterly discrete tax items relative to income before taxes for the respective period, including state income taxes.

13. Fair Value Measurements

Fair value is a market-based measurement, not an entity-specific measurement, and should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a three-tiered fair value hierarchy has been established based on the level of observable inputs used in the measurement of fair value (e.g., Level 1 representing quoted prices for identical assets or liabilities in an active market; Level 2 representing values using observable inputs other than quoted prices included within Level 1; and Level 3 representing estimated values based on significant unobservable inputs).

There have been no significant changes to the valuation techniques and inputs used by the Company in estimating fair values of Level 2 and Level 3 assets and liabilities as disclosed in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2024.

The following tables present the estimated carrying amount and fair value of the Company’s financial instruments and other assets and liabilities measured at fair value on a recurring basis:

19

	September 30, 2025
		Recurring Fair Value Measurements
Fair Value - Recurring Basis	Total Fair Value	Level 1	Level 2	Level 3
Assets
Mortgage servicing rights	$11,604	$—	$—	$11,604
Mortgage loans held for sale	2,726	—	2,658	68
Equity investments	6	—	—	6
Derivative financial instruments
Treasury futures	53	—	53	—
IRLCs	48	—	—	48
Forward MBS trades	10	—	10	—
LPCs	5	—	—	5

Liabilities
Derivative financial instruments
Forward MBS trades	64	—	64	—
Treasury futures	5	—	5	—
LPCs	2	—	—	2
Excess spread financing	346	—	—	346
Mortgage servicing rights financing	23	—	—	23

	December 31, 2024
		Recurring Fair Value Measurements
Fair Value - Recurring Basis	Total Fair Value	Level 1	Level 2	Level 3
Assets
Mortgage servicing rights	$11,736	$—	$—	$11,736
Mortgage loans held for sale	2,211	—	2,151	60
Equity investments	9	1	—	8
Derivative financial instruments
IRLCs	22	—	—	22
Forward MBS trades	18	—	18	—
LPCs	6	—	—	6

Liabilities
Derivative financial instruments
Forward MBS trades	95	—	95	—
Treasury futures	59	—	59	—
LPCs	7	—	—	7
Excess spread financing	386	—	—	386
Mortgage servicing rights financing	32	—	—	32

20

The tables below set forth the activities for all of the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

	Nine Months Ended September 30, 2025
	Assets			Liabilities
Fair Value - Level 3 Assets and Liabilities	Mortgage servicing rights	Mortgage loans held for sale	IRLCs	Excess spread financing	Mortgage servicing rights financing
Balance - beginning of period	$11,736	$60	$22	$386	$32
Changes in fair value included in earnings	(1,194)	2	26	5	(9)
Purchases/additions(1)	789	119	—	—	—
Issuances	596	—	—	—	—
Sales/dispositions(2)	(350)	(112)	—	—	—
Repayments	—	(1)	—	(1)	—
Settlements	—	—	—	(44)	—
Other changes	27	—	—	—	—
Balance - end of period	$11,604	$68	$48	$346	$23

	Nine Months Ended September 30, 2024
	Assets			Liabilities
Fair Value - Level 3 Assets and Liabilities	Mortgage servicing rights	Mortgage loans held for sale	IRLCs	Excess spread financing	Mortgage servicing rights financing
Balance - beginning of period	$9,090	$81	$21	$437	$29
Changes in fair value included in earnings	(694)	2	20	15	11
Purchases/additions(1)	1,640	95	—	—	—
Issuances	267	—	—	—	—
Sales/dispositions(2)	(297)	(110)	—	—	—
Repayments	—	(3)	—	—	—
Settlements	—	—	—	(49)	—
Other changes	29	—	—	—	—
Balance - end of period	$10,035	$65	$41	$403	$40

(1)	Additions for mortgages loans held for sale include loans that are purchased or transferred in.
(2)	Dispositions for mortgage loans held for sales include loans that are sold or transferred out.

The Company had immaterial equity investments, LPCs assets and LPCs liabilities as of September 30, 2025 and September 30, 2024. No transfers were made in or out of Level 3 fair value assets and liabilities for the Company during the nine months ended September 30, 2025 and 2024.

21

The table below presents the quantitative information for significant unobservable inputs used in the fair value measurement of Level 3 assets and liabilities.

	September 30, 2025			December 31, 2024
	Range		Weighted	Range		Weighted
Level 3 Inputs	Min	Max	Average	Min	Max	Average
MSRs(1)
Option adjusted spread(2)	6.7%	12.0%	7.6%	6.9%	12.2%	7.6%
Prepayment speed	7.3%	10.4%	8.8%	6.8%	9.3%	7.7%
Cost to service per loan(3)	$42	$118	$58	$45	$114	$58
Average life(4)			7.2 years			7.8 years

Mortgage loans held for sale
Market pricing	45.0%	97.8%	85.1%	45.0%	97.3%	80.1%

IRLCs
Value of servicing (reflected as a percentage of loan commitment)	0.8%	3.7%	1.7%	—%	3.6%	1.7%

Excess spread financing(1)
Option adjusted spread(2)	7.0%	12.3%	8.8%	6.9%	12.3%	8.7%
Prepayment speed	7.6%	8.3%	8.0%	7.2%	7.6%	7.5%
Average life(4)			6.4 years			6.8 years

Mortgage servicing rights financing
Advance financing and counterparty fee rates	7.4%	8.5%	7.9%	7.2%	9.0%	8.5%
Annual advance recovery rates	10.7%	14.6%	12.4%	14.9%	16.8%	16.0%

(1)	The inputs are weighted by investor.
(2)	OAS represents incremental spread above a risk-free rate (one-month SOFR), which is an observable input.
(3)	Presented in whole dollar amounts.
(4)	Average life is included for informational purposes.

The tables below present a summary of the estimated carrying amount and fair value of the Company’s financial instruments not carried at fair value:

	September 30, 2025
	Carrying	Fair Value
Financial Instruments	Amount	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$762	$762	$—	$—
Restricted cash	184	184	—	—
Advances and other receivables, net	1,005	—	—	1,005
Loans subject to repurchase from Ginnie Mae	1,423	—	1,423	—
Financial liabilities
Unsecured senior notes, net	4,907	—	5,029	—
Advance, warehouse and MSR facilities, net	6,439	—	6,461	—
Liability for loans subject to repurchase from Ginnie Mae	1,423	—	1,423	—

22

	December 31, 2024
	Carrying	Fair Value
Financial Instruments	Amount	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$753	$753	$—	$—
Restricted cash	220	220	—	—
Advances and other receivables, net	1,345	—	—	1,345
Loans subject to repurchase from Ginnie Mae	1,176	—	1,176	—
Financial liabilities
Unsecured senior notes, net	4,891	—	4,862	—
Advance, warehouse and MSR facilities, net	6,495	—	6,515	—
Liability for loans subject to repurchase from Ginnie Mae	1,176	—	1,176	—

14. Capital Requirements

Fannie Mae, Freddie Mac, Ginnie Mae and certain private label mortgage investors require the Company to maintain minimum net worth (“capital”) requirements, as specified in the respective selling and servicing agreements. In addition, these investors may require capital ratios in excess of the stated requirements to approve large servicing transfers. To the extent that these requirements are not met, the Company’s secondary market investors may utilize a range of remedies ranging from sanctions, suspension or ultimately termination of the Company’s selling and servicing agreements, which would prohibit the Company from further originating or securitizing these specific types of mortgage loans or being an approved servicer. The Company’s various capital requirements related to its outstanding selling and servicing agreements are measured based on the Company’s operating subsidiary, Nationstar Mortgage LLC. As of September 30, 2025, the Company was in compliance with its selling and servicing capital requirements.

15. Commitments and Contingencies

Litigation and Regulatory

The Company and its subsidiaries are routinely and currently involved in a number of legal proceedings, including, but not limited to, judicial, arbitration, regulatory and governmental proceedings related to matters that arise in connection with the conduct of the Company’s business. While it is not possible to predict the outcome of any of these matters, based on the Company’s assessment of the facts and circumstances, it does not believe any of these matters, individually or in the aggregate, will have a material adverse effect on the financial position, results of operations or cash flows of the Company. However, actual outcomes may differ from those expected and could have a material effect on the Company’s financial position, results of operations, or cash flows in a future period.

23

On November 3, 2023, a putative class action lawsuit was filed against the Company, captioned Cabezas v. Mr. Cooper Group, Inc., No. 23-cv-02453 (“Cabezas”), in the United States District Court for the Northern District of Texas, by plaintiff Jennifer Cabezas purportedly on behalf of a class consisting of those persons impacted by the cybersecurity incident that occurred on October 31, 2023. The class action complaint alleged claims for negligence, negligence per se, breach of express contract, breach of implied contract, invasion of privacy, unjust enrichment, breach of confidence, and breach of fiduciary duty based upon allegations that the Company did not employ reasonable and adequate security measures to protect customer personal information accessed in the cybersecurity incident. The Cabezas complaint sought damages, declaratory and injunctive relief, and an award of costs, attorney fees and expenses, among other relief. Between November 2023 and February 7, 2024, 26 additional putative class actions were filed against the Company asserting substantially similar claims and allegations as those asserted in the Cabezas action. The Cabezas court consolidated all 26 pending cases with the Cabezas action, and the 26 separate matters were administratively closed. By Order dated June 25, 2024, the Cabezas court set July 15, 2024 as the last day for Plaintiffs to file a Consolidated Amended Complaint. On July 15, 2024, plaintiffs Jose Ignacio Garrigo, Izabela Debowcsyk, Joshua Watson, Brett Padalecki, Chris Leptiak, Denver Dale, Emily Burke, Mary Crawford, Kay Pollard, Jonathan Josi, Jeff Price, Mychael Marrone, Katy Ross, Lynette Williams, Karen Lynn Williams, Gary Allen, Larry Siegal, Rohit Burani, Elizabeth Curry, Justin Snider, Linda Hansen, and Deira Robertson (collectively, “Plaintiffs”) filed a Consolidated Class Action Complaint on behalf of themselves and an alleged putative nationwide class of “All individuals residing in the United States whose PII was accessed and/or acquired as a result of the Data Breach announced by Mr. Cooper in or around November 2023,” as well as 15 state subclasses. Plaintiffs assert seven of the same claims as in the original Cabezas complaint, (1) Breach of Express Contract; (2) Breach of Implied Contract; (3) Negligence; (4) Negligence Per Se; (5) Unjust Enrichment; (6) Invasion of Privacy; (7) Breach of Confidence; as well as a claim for Declaratory and Injunctive Relief, and 19 state law claims. The Consolidated Class Action Complaint seeks damages, injunctive relief, disgorgement and restitution, and an award of costs, attorney fees and expenses, among other relief. The Cabezas court set September 13, 2024 as the last day for Defendants to move to dismiss the Consolidated Class Action Complaint. On September 13, 2024, the Company filed a motion to dismiss the Consolidated Class Action Complaint. Plaintiffs opposed the motion and the Company filed a reply in further support of its motion on March 27, 2025. On July 22, 2025, the Court issued an Opinion & Order on Defendants’ motion which granted the motion to dismiss in-part. The Order granted the motion as to the standing arguments on the declaratory judgment claim and injunctive relief but otherwise held that plaintiffs have standing to pursue their claims. The Order also granted the motion as to the breach of express contract, unjust enrichment, invasion of privacy, and breach of confidence claims and denied the motion to dismiss as to the breach of implied contract and negligence claims. The Court deferred ruling on the negligence per se and individual state law claims until a ruling on class certification. On August 18, 2025, the Court issued a scheduling order setting the following deadlines: Plaintiffs’ deadline to serve the Motion for Class Certification is November 24, 2025; Class Certification discovery closes on March 30, 2026; Defendants’ deadline to oppose the Class Certification motion is April 14, 2026; Plaintiffs’ deadline to serve a reply in further support of Class Certification is May 14, 2026 and the Class Certification briefing submission date is May 29, 2026.

The Company will continue to monitor legal matters for further developments that could affect the amount of the accrued liability that has been previously established. Legal-related expenses for the Company include legal settlements and the fees paid to external legal service providers and are included in general and administrative expenses on the condensed consolidated statements of operations. The Company recorded legal-related expenses, net of recoveries, which includes legal settlements and fees paid to external legal service providers, of $11 and $36 during the three and nine months ended September 30, 2025 and $15 and $34 during the three and nine months ended September 30, 2024, respectively, which are included in “expenses - general and administrative” on the condensed consolidated statements of operations. Management currently believes the aggregate range of reasonably possible loss is $26 to $40 in excess of the accrued liability (if any) related to those matters as of September 30, 2025. For some of these matters, the Company is able to estimate reasonably possible losses above existing reserves and for other matters, such an estimate is not possible at this time. This estimated range of possible loss is based upon currently available information and is subject to significant judgment, numerous assumptions and known and unknown uncertainties. The matters underlying the estimated range will change from time to time, and actual results may vary substantially from the current estimate.

Other Loss Contingencies

As part of the Company’s ongoing operations, it acquires servicing rights of mortgage loan portfolios that are subject to indemnification based on the representations and warranties of the seller. From time to time, the Company will seek recovery under these representations and warranties for incurred costs. As of September 30, 2025, the Company believes all recorded balances for which recovery is sought from the seller are valid claims, and no evidence suggests additional reserves are warranted.

24

As a seller of mortgage loans to Agencies and other third parties, the Company may be required to indemnify or repurchase mortgage loans that fail to meet certain customary representations and warranties made in conjunction with sales of mortgage loans. The repurchase reserve liability related to such customary representations and warranties was $39 and $62 as of September 30, 2025 and December 31, 2024, respectively, which are included in “payables and other liabilities” within the condensed consolidated balance sheets.

Loan and Other Commitments

The Company enters into IRLCs with prospective customers whereby the Company commits to lend a certain loan amount under specific terms and interest rates to the customer. The Company also enters into LPCs with prospective sellers. These loan commitments are treated as derivatives and are carried at fair value. See Note 8, Derivative Financial Instruments, for more information.

16. Segment Information

The Company’s segments reflect the internal reporting used to evaluate operating performance and are based upon the Company’s organizational structure, which focuses primarily on the services offered. The Company’s operations are primarily conducted through two segments: Servicing and Originations. A brief description of the current business segments is as follows:

Servicing: This segment performs operational activities on behalf of investors or owners of the underlying mortgages and mortgage servicing rights, including collecting and disbursing customer payments, investor reporting, customer service, modifying loans where appropriate to help customers stay current, and when necessary performing collections, foreclosures, and the sale of REO. In the fourth quarter of 2024, the Company expanded its servicing and subservicing portfolio with the acquisition and subsequent integration of the mortgage operations from the Flagstar transaction.

Originations: This segment originates residential mortgage loans through its direct-to-consumer channel, which provides refinance options for its existing customers, and through its correspondent channel, which purchases or originates loans from mortgage bankers.

Corporate/Other: Corporate/Other includes the results of Xome’s and Roosevelt Management Company’s operations, the Company’s unallocated overhead expenses (which include the costs of executive management and other corporate functions that are not directly attributable to our operating segments), changes in equity investments and interest expense on our unsecured senior notes. In addition, Corporate/Other includes eliminations related to intersegment hedge fair value changes. Functional expenses are allocated to individual segments based on the actual cost of services performed, direct resource utilization, or headcount percentage for shared services. Facility costs are allocated to individual segments based on cost per headcount for specific facilities utilized. Group insurance costs are allocated to individual segments based on global cost per headcount. Non-allocated corporate expenses include the administrative costs of executive management and other corporate functions that are not directly attributable to the Company’s operating segments. Revenues generated on inter-segment services performed are valued based on similar services provided to external parties. Eliminations are included in Corporate/Other.

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The tables below summarize the result of operations and total assets by segment that are provided to the Chief Operating Decision Makers (CODMs), which consists of the Chief Executive Officer, the President and the Chief Financial Officer. Pretax income (loss) is a key measurement used by the CODMs to evaluate segment results and is one of the factors considered in determining capital allocation among the segments and determined in accordance with the measurement principles used in the consolidated financial statements.

	Three Months Ended September 30, 2025
Financial Information by Segment	Servicing	Originations	Corporate/Other	Consolidated
Revenues
Service related, net	$334	$33	$16	$383
Net gain on mortgage loans held for sale	7	177	—	184
Total revenues	341	210	16	567
Expenses
Salaries, wages and benefits	95	58	47	200
General and administrative	76	39	27	142
Total expenses	171	97	74	342
Interest income	191	40	1	232
Interest expense	(95)	(37)	(81)	(213)
Other expenses, net	—	—	(2)	(2)
Total other income (expenses), net	96	3	(82)	17
Income (loss) before income tax expense (benefit)	$266	$116	$(140)	$242
Depreciation and amortization for property and equipment and intangible assets	$7	$1	$3	$11
Total assets	$14,683	$2,765	$1,631	$19,079

	Three Months Ended September 30, 2024
Financial Information by Segment	Servicing	Originations	Corporate/Other	Consolidated
Revenues
Service related, net	$246	$24	$18	$288
Net gain on mortgage loans held for sale	10	126	—	136
Total revenues	256	150	18	424
Expenses
Salaries, wages and benefits	86	50	46	182
General and administrative	94	33	26	153
Total expenses	180	83	72	335
Interest income	201	25	1	227
Interest expense	(100)	(23)	(76)	(199)
Other expenses, net	—	—	(5)	(5)
Total other income (expenses), net	101	2	(80)	23
Income (loss) before income tax expense (benefit)	$177	$69	$(134)	$112
Depreciation and amortization for property and equipment and intangible assets	$2	$—	$7	$9
Total assets	$12,462	$2,001	$1,723	$16,186

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	Nine Months Ended September 30, 2025
Financial Information by Segment	Servicing	Originations	Corporate/Other	Consolidated
Revenues
Service related, net	$1,157	$89	$49	$1,295
Net gain on mortgage loans held for sale	21	419	—	440
Total revenues	1,178	508	49	1,735
Expenses
Salaries, wages and benefits	274	166	144	584
General and administrative	285	126	107	518
Total expenses	559	292	251	1,102
Interest income	532	102	4	638
Interest expense	(307)	(93)	(243)	(643)
Other expenses, net	—	—	(14)	(14)
Total other income (expenses), net	225	9	(253)	(19)
Income (loss) before income tax expense (benefit)	$844	$225	$(455)	$614
Depreciation and amortization for property and equipment and intangible assets	$28	$5	$7	$40
Total assets	$14,683	$2,765	$1,631	$19,079

	Nine Months Ended September 30, 2024
Financial Information by Segment	Servicing	Originations	Corporate/Other	Consolidated
Revenues
Service related, net	$1,132	$59	$60	$1,251
Net gain on mortgage loans held for sale	30	290	—	320
Total revenues	1,162	349	60	1,571
Expenses
Salaries, wages and benefits	255	124	130	509
General and administrative	281	90	72	443
Total expenses	536	214	202	952
Interest income	521	52	1	574
Interest expense	(303)	(48)	(205)	(556)
Other expenses, net	—	—	(16)	(16)
Total other income (expenses), net	218	4	(220)	2
Income (loss) before income tax expense (benefit)	$844	$139	$(362)	$621
Depreciation and amortization for property and equipment and intangible assets	$7	$2	$16	$25
Total assets	$12,462	$2,001	$1,723	$16,186

17. Subsequent Events

In preparing these condensed consolidated financial statements, the Company evaluated events and transactions for potential recognition or disclosure through October 31, 2025, the date these condensed consolidated financial statements were issued.

Merger of Mr. Cooper Group Inc. and Rocket Companies, Inc.

On March 31, 2025, Mr. Cooper Group Inc. and Rocket Companies, Inc. (“Rocket”) announced entry into a definitive agreement for Rocket to acquire all outstanding shares of Mr. Cooper in an all-stock transaction. The transaction closed on October 1, 2025 for $14.2 billion in equity value, based on an 11.0x exchange ratio.

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